 Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Overview

On March 9, 2021, Super League Gaming, Inc. (the “Company” or “Super League”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Mobcrush Streaming, Inc. (“Mobcrush”), the Company, and SLG Merger Sub II, Inc., a wholly-owned subsidiary of the Company (“Merger Co”). The Merger Agreement provides for the acquisition of Mobcrush by the Company pursuant to the merger of Merger Co with and into Mobcrush, with Mobcrush as the surviving corporation (the “Merger”).

On June 1, 2021 (the “Closing Date”), the Company completed the acquisition of Mobcrush pursuant to which the Company acquired all of the issued and outstanding shares of Mobcrush. In accordance with the terms and subject to the conditions of the Merger Agreement: (A) each outstanding share of Mobcrush common stock, par value $0.001 per share ("Mobcrush Common Stock"), and Mobcrush preferred stock, par value $0.001 ("Mobcrush Preferred Stock,") (other than dissenting shares) was canceled and converted into the right to receive (i) 0.528 shares of the Company's common stock, par value $0.001 per share ("Company Common Stock"), as determined in the Merger Agreement, and (ii) any cash in lieu of fractional shares of Company Common Stock otherwise issuable under the Merger Agreement (the "Merger Consideration"). At closing, the Company issued to the former stockholders of Mobcrush an aggregate total of 12,067,571 shares of Company Common Stock and reserved an aggregate total of 514,633 shares of Company Common Stock for future stock option grants, under the Super League 2014 Stock Option and Incentive Plan, to the former Mobcrush employees retained by the Company in connection with the Merger, resulting in a total of 12,582,204 shares of Company Common Stock issued and reserved as Merger Consideration. Upon completion of the Merger, Mobcrush became a wholly-owned subsidiary of the Company.

The Merger was approved by the board of directors of each of the Company and Mobcrush, and was approved by the stockholders of Mobcrush. For purposes of complying with Nasdaq Listing Rule 5635, Super League’s stockholders approved the issuance of an aggregate of 12,582,204 shares of Common Stock to be issued in connection with the Merger.

Mobcrush is a live streaming technology platform used by hundreds of thousands of gaming influencers who generate and distribute almost two million hours of original content annually and have accumulated more than 4.5 billion fans and subscribers across the most popular live streaming and social media platforms, including Twitch, YouTube, Facebook, Instagram, Twitter, and more. Mobcrush also operates Mineville, one of six official Minecraft servers in partnership with Microsoft, reaching more than 20 million players annually.

Pro Forma Condensed Combined Information

The following unaudited pro forma condensed combined financial information combines the historical financial statements of Super League and Mobcrush and gives effect to the Merger as if the Merger had previously occurred on the dates specified below. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles ("GAAP"), and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

In accordance with the acquisition method of accounting, the financial statements of Super League reflect the Mobcrush acquisition only from and after the Closing Date.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021, gives effect to the Merger as if it had taken place on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, and the three months ended March 31, 2021 reflect the Merger as if it had taken place on January 1, 2020.

The unaudited pro forma condensed combined financial information, and the accompanying notes, should be read in conjunction with the historical financial statements of the Company as of and for the year ended December 31, 2020, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2021, including the notes thereto. The unaudited pro forma condensed combined financial information, and the accompanying notes, should also be read in conjunction with the historical financial statements of Mobcrush as of and for the years ended December 31, 2020, and 2019, including the notes thereto.

The estimated acquisition consideration and estimated fair value of assets acquired and liabilities assumed in Note 2 and the preliminary pro forma adjustments in Note 3, are based upon preliminary estimates and currently available information. Final acquisition accounting adjustments may differ from the preliminary pro forma adjustments presented herein.

For purposes of the pro forma condensed combined information, adjustments for estimated transaction and integration costs for the Merger have been excluded. Aggregate estimated transaction costs incurred were approximately $829,000 and include costs associated with legal, advisory, proxy and accounting fees of both companies. In addition, the combined company will incur integration costs related to system and other conversions and other integration costs. The specific details of these integration plans will continue to be refined over the next several quarters.

The unaudited pro forma condensed combined financial information included herein does not give effect to any potential cost reductions or other operating efficiencies that could result from the Merger, including but not limited to those associated with potential (i) reductions of corporate overhead, (ii) eliminations of duplicate functions and (iii) increased operational efficiencies through the adoption of best practices and capabilities from each company.

The unaudited pro forma condensed combined balance sheet and statements of operations are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be obtained in the future.

SUPER LEAGUE GAMING, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2021

	Super League Gaming, Inc.	Mobcrush Successor	Preliminary Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets
Cash	$36,742,000	$958,000	-		$37,700,000
Accounts receivable	915,000	2,046,000	-		2,961,000
Prepaid expenses and other current assets	751,000	148,000	-		899,000
Total current assets	38,408,000	3,152,000	-		41,560,000
Property and equipment, net	119,000	16,000	(3,000)	(A)	132,000
Intangible and other assets, net	1,927,000	2,374,000	17,126,000	(A),(B)	21,427,000
Goodwill	2,565,000	1,116,000	42,247,000	(A),(B)	45,928,000
Total assets	$43,019,000	$6,658,000	$59,370,000		$109,047,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,637,000	$2,915,000	$498,000	(D)	$5,050,000
Deferred revenue	8,000	185,000	-		193,000
Convertible note	-	506,000	(506,000)	(E)	-
Total current liabilities	1,645,000	3,606,000	(8,000)		5,243,000

Note payable	1,211,000	-	-		1,211,000
Deferred tax liability	-	-	3,073,000	(F)	3,073,000
Total liabilities	2,856,000	3,606,000	3,065,000		9,527,000

Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding
Preferred Series A - Mobcrush		3,415,000	(3,415,000)	(C)	-
Preferred Series A-1- Mobcrush		4,891,000	(4,891,000)	(C)	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 23,133,918 shares issued and outstanding as of March 31, 2021; 27,550,581 shares issued and outstanding as of March 31, 2021 pro forma.	33,000	-	12,000	(C)	45,000
Additional paid-in capital	149,299,000	66,000	59,777,000	(C)	209,142,000
Accumulated deficit	(109,169,000)	(5,320,000)	4,822,000	(C),(D)	(109,667,000)
Total stockholders’ equity	40,163,000	3,052,000	56,305,000		99,520,000
Total liabilities and stockholders’ equity	$43,019,000	$6,658,000	$59,370,000		$109,047,000

SUPER LEAGUE GAMING, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2021

	Super League Gaming, Inc.	Mobcrush	Preliminary Pro Forma Adjustments		Pro Forma Combined
Revenue	$788,000	$2,377,000	$-		$3,165,000
Cost of revenues	(342,000)	(1,581,000)	-		(1,923,000)
Gross profit	446,000	796,000	-		1,242,000

Operating expenses
Selling, marketing and advertising	1,483,000	455,000	586,000	(G),(H)	2,524,000
Technology platform and infrastructure	1,603,000	793,000	223,000	(G),(H)	2,619,000
General and administrative	1,986,000	771,000	(343,000)	(G),(H),(J)	2,414,000
Total operating expenses	5,072,000	2,019,000	466,000		7,557,000
Net operating loss	(4,626,000)	(1,223,000)	(466,000)		(6,315,000)

Other income (expense)
Interest expense	(3,000)	(6,000)	6,000	(I)	(3,000)
Other	4,000	(2,000)	-		2,000
Total other income (expense)	1,000	(8,000)	6,000		(1,000)
Net loss	$(4,625,000)	$(1,231,000)	$(460,000)		$(6,316,000)

Basic and diluted loss per common share	$(0.23)		$-		$(0.20)
Weighted-average number of shares outstanding, basic and diluted	19,807,775		12,067,571	(K)	31,875,346

SUPER LEAGUE GAMING, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2020

		Mobcrush
		Successor	Predecessor
	Super League Gaming, Inc.	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Preliminary Pro Forma Adjustments		Pro Forma Combined

Revenue	$2,064,000	$4,457,000	$2,070,000	$-		$8,591,000
Cost of revenues	(856,000)	(2,967,000)	(1,202,000)	-		(5,025,000)
Gross profit	1,208,000	1,490,000	868,000	-		3,566,000

Operating expenses
Selling, marketing and advertising	5,403,000	1,211,000	1,001,000	2,018,000	(G),(H)	9,633,000
Technology platform and infrastructure	6,647,000	2,118,000	1,433,000	893,000	(G),(H)	11,091,000
General and administrative	7,901,000	2,263,000	1,722,000	249,000	(G),(H),(J)	12,135,000
Total operating expenses	19,951,000	5,592,000	4,156,000	3,160,000		32,859,000
Net operating loss	(18,743,000)	(4,102,000)	(3,288,000)	(3,160,000)		(29,293,000)
Other income (expense)
Interest expense	(8,000)		(54,000)	54,000	(I)	(8,000)
Other	19,000	(8,000)	7,000	-		18,000
Total other income (expense)	11,000	(8,000)	(47,000)	54,000		10,000
Net loss	$(18,732,000)	$(4,110,000)	$(3,335,000)	$(3,106,000)		$(29,283,000)

Basic and diluted loss per common share	$(1.64)			$-		$(1.25)
Weighted-average number of shares outstanding, basic and diluted	11,430,057			12,067,571	(K)	23,497,628

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.    Description of Transaction and Basis of Presentation

On March 9, 2021, the Company entered into a Merger Agreement by and among Mobcrush, the Company, and Merger Co. The Merger Agreement provided for the acquisition of Mobcrush by the Company pursuant to the merger of Merger Co with and into Mobcrush, with Mobcrush as the surviving corporation.

On June 1, 2021, the Company completed the acquisition of Mobcrush pursuant to which the Company acquired all of the issued and outstanding shares of Mobcrush. In accordance with the terms and subject to the conditions of the Merger Agreement: (A) each outstanding share of Mobcrush Common Stock, and Mobcrush Preferred Stock, (other than dissenting shares) was canceled and converted into the right to receive (i) 0.528 shares of Company Common Stock, as determined in the Merger Agreement, and (ii) any cash in lieu of fractional shares of Company Common Stock otherwise issuable under the Merger Agreement. At closing, the Company issued to the former stockholders of Mobcrush an aggregate total of 12,067,571 shares of Company Common Stock and reserved an aggregate total of 514,633 shares of Company Common Stock for future stock option grants, under the Super League 2014 Stock Option and Incentive Plan, to the former Mobcrush employees retained by the Company in connection with the Merger, resulting in a total of 12,582,204 shares of Company Common Stock issued and reserved as consideration for the Merger. Upon completion of the merger, Mobcrush became a wholly-owned subsidiary of the Company.

The accompanying unaudited pro forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the Merger as if it had taken place on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, reflect the Merger as if it had taken place on January 1, 2020. The estimated fair values of the assets acquired and liabilities assumed in Note 2 and the preliminary pro forma adjustments in Note 3, are based upon preliminary estimates and currently available information. Final acquisition method accounting adjustments may differ from the pro forma adjustments presented.

The pro forma adjustments include the application of the acquisition method of accounting pursuant to ASC Topic 805, "Business Combinations" (“ASC 805”). ASC 805 requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Under the acquisition method of accounting, the purchase consideration is allocated to the assets acquired, including tangible assets, and identifiable intangible assets and liabilities assumed, based on their estimated fair market values on the date of acquisition. Any excess purchase price after the initial allocation to identifiable net tangible and identifiable intangible assets is assigned to goodwill. Amounts attributable to intangible assets other than goodwill are amortized using the straight-line method over the estimated economic useful life of the underlying intangible asset. Fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The historical consolidated financial data has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s preliminary estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.

2.    Merger Consideration and Estimated Fair Value of Assets Acquired and Liabilities Assumed

The following preliminary allocation of the Merger Consideration is based on the Company’s preliminary estimates of the fair value of the tangible and intangible assets and liabilities of Mobcrush as of March 31, 2021. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the Closing Date. Such final determination of the purchase price allocation may be different than the preliminary estimates used in these pro forma condensed combined financial statements.

Merger Consideration. As described above, the Merger Consideration was comprised of 12,067,571 shares of Company Common Stock issued to the former shareholders of Mobcrush on the Closing Date. The estimated Merger Consideration was calculated as follows: (rounded to nearest thousandth, except share and per share information):

Amount
Equity Consideration at closing	12,067,571
Super League closing stock price per share – June 1, 2021	$4.96
Fair value of common stock issued	$59,855,000

The fair value of the Company Common Stock used in determining the estimated fair value of the Merger Consideration was $4.96 per share based on the closing price of Company Common Stock on June 1, 2021, as quoted on the Nasdaq Capital Market.

Pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each vested option to acquire shares of Mobcrush Common Stock held by former Mobcrush employees was exercised so that, at the effective time of the Merger, shares of Mobcrush Common Stock issued upon exercise of these vested options received shares of Company Common Stock issuable as Merger Consideration. Unvested options to acquire shares of Mobcrush Common Stock that were outstanding immediately prior to the Closing Date were canceled, and a number of options to purchase shares of Company Common Stock were issued to Mobcrush employees retained to replace the cancelled Mobcrush options in a manner consistent with options historically granted by Super League under the 2014 Plan (the “Replacement Options”).

Pursuant to the terms of the Merger Agreement, 514,633 shares of Company Common Stock were reserved for issuance as Replacement Options to the former Mobcrush employees retained by the Company in connection with the Merger. Under ASC 805, consideration arrangements in which the payments are automatically forfeited if employment terminates is considered to be compensation for post-combination services, and not acquisition consideration. As such, the 514,633 shares of Company Common Stock reserved at closing for future stock option grants to former Mobcrush employees retained by the Company are not included as a component of the consideration paid in connection with the Merger, and will be accounted for pursuant to ASC 718, “Stock based Compensation,” upon grant.

Estimated Fair Value of Assets Acquired and Liabilities Assumed. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Merger as if it was completed on March 31, 2021. The estimated preliminary purchase price of Mobcrush is allocated to the assets acquired and liabilities assumed, based on the following preliminary basis as of March 31, 2021:

Amount
Assets Acquired and Liabilities Assumed:
Cash	$958,000
Accounts receivable	2,046,000
Prepaids	148,000
Property and equipment	13,000
Identifiable intangible assets	19,500,000
Accounts payable and accrued expenses	(2,915,000)
Deferred revenue	(185,000)
Net deferred income tax liability	(3,073,000)
Identifiable net assets acquired	16,492,000
Goodwill	43,363,000
Total purchase price	$59,855,000

The following table presents details of the acquired intangible assets of Mobcrush:

	Estimated Useful Life (in years)	Amount
Preferred Partner Relationship	7	10,700,000
Developed Technology	5	3,900,000
Influencers/Content Creators	5	2,000,000
Advertiser and Agency Relationships	5	1,900,000
Trademarks	7	500,000
Customer Relationships	5	500,000
Total intangible assets acquired		$19,500,000

Estimated aggregate amortization expense for the three months ended March 31, 2021 and year ended December 31, 2020 related to intangible assets acquired in connection with the Merger, was $815,000 and $3,260,000, respectively.

Management is primarily responsible for determining the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed as of the acquisition date. For the final analysis, management anticipates considering a number of factors, including reference to an independent analysis of estimated fair values solely for the purpose of allocating the purchase price, which is not yet complete. The preliminary estimates are subject to revision as more detailed analysis is completed and additional information on the fair values of the assets and liabilities acquired as of the acquisition date becomes available. Any change in the estimated fair value of the net assets acquired will change the amount of the Merger Consideration allocable to the net tangible and intangible assets acquired, and to goodwill, if any. Final acquisition method accounting adjustments may therefore differ materially from the proforma adjustments presented herein.

The Merger will be treated for tax purposes as a nontaxable transaction and, as such, the historical tax bases of the acquired assets and assumed liabilities, net operating losses, and other tax attributes of Mobcrush will carryover. As a result, no new tax goodwill will be created in connection with the Merger as there is no step-up to fair value of the underlying tax bases of the acquired net assets.

The acquisition method of accounting includes the establishment of a net deferred tax asset or liability resulting from book tax basis differences related to assets acquired and liabilities assumed on the date of acquisition. Acquisition date deferred tax assets primarily relate to certain net operating loss carryforwards of Mobcrush. Acquisition date deferred tax liabilities related to specifically identified non-goodwill intangibles resulting from the acquisition. The estimated net deferred tax liability was determined as follows:

	Book Basis	Tax Basis	Difference
Intangible assets acquired	$19,500,000	$2,635,000	$(16,865,000)
Tangible assets acquired	13,000		(13,000)
Estimated net operating loss carryforwards - Mobcrush	-	5,895,000	5,895,000
Net deferred tax liability - pretax			(10,983,000)
Estimated tax rate			27.98%
Estimated net deferred tax liability			$(3,073,000)

3.    Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The following is a discussion of the adjustments made in connection with the preparation of the unaudited pro forma condensed combined financial statements. Each of these adjustments is based on a preliminary assessment of currently available information, including preliminary estimates of the fair values of Mobcrush's assets and liabilities and estimated periodic amortization of amounts to the extent applicable, and other preliminary estimates, as described above. Actual adjustments will be made when the final estimate of the fair value of Mobcrush's assets and liabilities on the acquisition date is determined. Accordingly, the actual adjustments to Mobcrush’s assets and liabilities and the related amortization of such adjustments, and other estimates, may differ materially from the estimates reflected in the unaudited pro forma condensed combined financial statements contained herein.

The accompanying unaudited pro forma combined balance sheet gives effect to the Merger as if it had taken place on March 31, 2021. The column entitled "Mobcrush " on the unaudited pro forma combined balance sheet reflects the historical unaudited balance sheet of Mobcrush as of March 31, 2021. The unaudited pro forma combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, reflect the Merger as if it had taken place on January 1, 2020. The columns entitled “Mobcrush," “Mobcrush Successor" and “Mobcrush Predecessor” on the unaudited pro forma condensed combined statements of operations reflect the historical unaudited operating results of Mobcrush for the applicable periods presented.

Historical Unaudited Consolidated Financial Statements of Mobcrush. As a result of the change in control of Mobcrush on May 4, 2020, Mobcrush Streaming, Inc. applied the acquisition method of accounting with respect to the assets and liabilities of Mobcrush, Inc. and its subsidiary INPvP, LLC that it acquired, which were remeasured to fair value as of the date of the transaction. Mobcrush’s historical unaudited consolidated financial statements for fiscal year 2020, following the close of the transaction, are labeled “Successor” and reflect Mobcrush Streaming Inc.’s basis of accounting in the new fair values of the assets and liabilities of the Mobcrush Inc. acquired businesses. All periods prior to the close of the transaction reflect the historical accounting basis in the Mobcrush’s assets and liabilities and are labeled “Predecessor”. Mobcrush’s unaudited consolidated financial statements and footnotes include a black line division, which appears between the columns titled Predecessor and Successor, which signifies that the amounts shown for the periods to and following the May 4, 2020 transaction are not comparable.

Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet give effect to the following pro forma adjustments:

(A)
To reflect the preliminary estimated fair value of identifiable assets acquired and liabilities assumed as described at Note 2 above.

(B)
To reflect the reversal of Mobcrush’s existing, pre-Merger tangible assets, intangible assets and goodwill as of March 31, 2021, in connection with the application of the acquisition method of accounting.

(C)
To reflect the transfer of the Merger Consideration, as described above, consisting of the issuance of 12,067,571 shares of Company Common Stock to the selling shareholders of Mobcrush, pursuant to the terms of the Merger Agreement. Also includes pro forma adjustments to eliminate the historical net equity of Mobcrush in connection with the application of the acquisition method of accounting.

(D)
To accrue for additional anticipated acquisition-related costs as of March 31, 2021.

(E)
To eliminate the Mobcrush convertible bridge note and accrued interest (the “Note”) as of March 31, 2021. In accordance with the terms of the Merger Agreement, upon the closing of the Merger transaction, the Note was automatically converted into 179,474 shares of Company Common Stock, which was included as a component of the 12,067,571 shares issued to the former shareholders of Mobcrush upon the closing of the Merger. No additional shares were issued in excess of the 12,067,571 shares issued as Merger Consideration in connection with the conversion of the Note.

(F)
To reflect the estimated net deferred tax liability assumed as of the Closing Date, as described at Note 2 above.

Unaudited Pro Forma Condensed Combined Income Statement

The unaudited pro forma condensed combined income statement also give effect to the following pro forma adjustments:

(G)
To reflect the amortization of the estimated intangible assets acquired on a straight-line basis over the estimated economic useful life of the respective assets. Refer to Note 2 above for information regarding intangible assets acquired and related estimated useful lives. Amortization by pro forma financial statement line item presented was as follows:

	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Selling, marketing and advertising	$502,000	$2,009,000
Technology Platform and Infrastructure	195,000	780,000
General and administrative	118,000	471,000
Total amortization expense	$815,000	3,260,000

Also reflects the reversal of depreciation and amortization expense for Mobcrush related to pre-Merger existing fixed assets and intangible assets, totaling $132,000, and $368,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively.

(H)
To record estimated noncash stock compensation expense, totaling $114,000 and $463,000, for the three months ended March 31, 2021 and year ended December 31, 2020, respectively, in connection with the issuance of an estimated 415,000 Replacement Options by Super League to certain Mobcrush employees assumed in connection with the Merger, estimated using a Black-Scholes calculation, based on the applicable grant date closing stock price.

(I)
To exclude interest expense related to the Note described above.

(J)
To eliminate acquisition-related costs reflected in the income statement for the pro forma combined entities for the three months ended March 31, 2021. The adjustment does not include an adjustment to record acquisition related costs incurred subsequent to March 31, 2021 because they are nonrecurring, and would not be considered to have a continuing impact, and therefore are not reflected in the pro forma totals for the statements of operations for the periods presented.

(K)
The denominator in computing pro forma earnings (loss) per share includes only those common shares to be issued as Merger Consideration in connection with the Merger on a pro forma basis, totaling 12,067,571 shares. Refer to Note 2 for details regarding the treatment of the Company Common Stock reserved for future issuances of Replacement Options.